As filed with the Securities and Exchange Commission on December 15, 2003
                                                    Registration No. 333-108339

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   __________

          DELAWARE                 ELITE FLIGHT                 26-0003788
                                  SOLUTIONS, INC.
(State or Other Jurisdiction   (formerly Carcorp USA         (I.R.S. Employer
      of Incorporation             Corporation)            Identification No.)
      or Organization)        (Name of Registrant in
                                   Our Charter)

                                                               GREGORY LOVE
 5550 BEE RIDGE ROAD, SUITE e-3      ----------            5550 BEE RIDGE ROAD,
   SARASOTA, FLORIDA 34232       (Primary Standard              SUITE E-3
       (941) 343-9966               Industrial           SARASOTA, FLORIDA 34232
                              Classification Code Number)     (941) 343-9966
   (Address and telephone
     number of Principal                                   (Name, address and
    Executive Offices and                                  telephone number of
Principal Place of Business)                               agent for service)

                                   Copies to:
       Clayton E. Parker, Esq.                    Harris C. Siskind, Esq.
      Kirkpatrick & Lockhart LLP                Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                      Miami, Florida 33131
            (305) 539-3300                            (305) 539-3300
    Telecopier No.: (305) 358-7095            Telecopier No.: (305) 358-7095

     Approximate date of commencement of proposed sale to the public: Not Applicable

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-108339

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Post Effective Amendment of Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on December 15, 2003.

                                     ELITE FLIGHT SOLUTIONS


December 15, 2003                    By:   /S/ GREGORY LOVE
                                        ----------------------------------------
                                           Gregory Love
                                           President, Chief Executive Officer,
                                           Acting Principal Accounting Officer
                                           and Director